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                                                                      Exhibit 16

                       [PRICEWATERHOUSECOOPERS LETTERHEAD]





October 18, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by CytRx Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated April 12, 2004. We agree with the statements concerning our Firm in such Form 8-K/A, except for the following:

1) We have no basis for commenting on the Company's reason for our dismissal described in the second paragraph of the Form 8-K/A, and


2) In connection with the last sentence of the third paragraph of the Form 8-K/A, we do not know which adjustments were recorded and accordingly are not in a position to form a view as to the materiality of the adjustments that were not recorded.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP